Exhibit 99.1

InfraREIT, Inc. 1900 North Akard Street Dallas, TX 75201

PRESS RELEASE

InfraREIT Reports First Quarter 2018 Results

DALLAS, TEXAS, May 3, 2018—InfraREIT, Inc. (NYSE: HIFR) (“InfraREIT” or the “Company”) today reported financial results for the first quarter of 2018 and provided the Company’s financial outlook.

For the first quarter of 2018, InfraREIT reported the following highlights:

•	Net income was $17.8 million
•	Net income attributable to InfraREIT, Inc. common stockholders per share (“EPS”) was $0.29 per share
•	Non-GAAP earnings per share (“Non-GAAP EPS”) was $0.29 per share
•	Funds from operations (“FFO”) was $29.3 million and FFO on an adjusted basis (“AFFO”) was $28.6 million
•	Quarterly dividend declared of $0.25 per share of common stock, $1.00 per share annualized

Reaffirmed Guidance:

•	2018 EPS range of $1.29 to $1.39
•	2018 Non-GAAP EPS range of $1.22 to $1.32
•	Expect to maintain the Company’s quarterly cash dividend of $0.25 per share, or $1.00 per share annualized through 2018
•	Earnings and dividend guidance assumes the existing lease payments continue as scheduled and that InfraREIT maintains its real estate investment trust (“REIT”) status throughout 2018
•	Footprint capital expenditures range of $70 million to $180 million for the period of 2018 through 2020

Recent events:

•

InfraREIT’s Board of Directors completed its initial review of the Company’s REIT status and directed management to pursue an alternative structure that would involve, among other things, InfraREIT terminating its REIT status and opting for a traditional C-corporation structure (“De-REIT alternative”).  Any De-REIT alternative could involve negotiations with Hunt Consolidated, Inc. (“HCI”) and its affiliates (collectively, “Hunt”) regarding the arrangements currently in place between the Company and Hunt and may require certain regulatory approvals.  The Board of Directors has not set a specific timeline for evaluating and selecting a De-REIT alternative.  In tandem with the Board’s evaluation of a De-REIT alternative, the Conflicts Committee will continue to monitor HCI’s Schedule 13D filings regarding Hunt’s intentions with respect to the Company.

“Our pursuit of a De-REIT alternative does not change our core strategy,” said David A. Campbell, Chief Executive Officer of InfraREIT.  “We are committed to operating and expanding our franchise as a transmission-focused utility, supporting load growth in West Texas and the expansion of renewables in the Panhandle.  We advanced our strategy in the first quarter with two important milestones.  Sharyland successfully energized the final line segment of our second circuit, expanding the generation export capacity from the Panhandle and allowing more low-cost, emissions-free wind generation to reach the broader ERCOT market.  Also, we placed into service the first synchronous condensers within the ERCOT system, at the Alibates and Tule Canyon stations.  These condensers enhance grid stability and export capacity of the transmission system in the Panhandle,” added Campbell.

First Quarter 2018 Results

Lease revenue, consisting of only base rent, increased 15 percent to $45.7 million for the three months ended March 31, 2018, compared to $39.6 million for the same period in 2017.  There was no percentage rent recognized during the first quarter of 2018 or 2017 as Sharyland Utilities, L.P.’s (“Sharyland”) year-to-date adjusted gross revenue did not exceed the annual specified breakpoints under the Company’s leases.  The Company anticipates that little to no percentage rent will be recognized in the first and second quarters of each year, with the largest amounts of percentage rent recognized in the third and fourth quarters of each year.

Net income was $17.8 million in the first quarter of 2018, compared to net income of $11.0 million in the first quarter of 2017.  Net income attributable to InfraREIT, Inc. common stockholders was $0.29 per share during the first quarter of 2018 compared to $0.18 per share during the same period in 2017.  The $6.8 million increase in net income is a result of a $6.1 million increase in lease revenue, $1.1 million decrease in depreciation expense and $0.7 million increase in other income, net partially offset by a $1.0 million increase in interest expense, net.

Non-GAAP EPS was $0.29 per share for the first quarter of 2018 compared to $0.20 per share for the first quarter of 2017, representing an increase of 45 percent.  The drivers of growth in Non-GAAP EPS were the same as the drivers of the increase in net income.  FFO was $29.3 million for the first quarter of 2018, compared to $23.7 million for the same period in 2017, representing an increase of $5.6 million resulting mainly from the increase in lease revenue.  For the first quarter of 2018, AFFO was $28.6 million, compared to $24.7 million for the same period in 2017, representing an increase of 16 percent.

Liquidity and Capital Resources

As of March 31, 2018, the Company had $1.6 million of unrestricted cash and cash equivalents and $289.5 million of unused capacity under its revolving credit facilities.

Outlook and Guidance

EPS is projected in the range of $1.29 to $1.39 for 2018.  Non-GAAP EPS is estimated in the range of $1.22 to $1.32 for 2018.  The difference between Non-GAAP EPS and EPS is due to adjustments related to straight-line rent and expenses associated with the asset exchange transaction completed in November of 2017 (“Asset Exchange Transaction”).  InfraREIT expects to maintain the Company’s current quarterly cash dividend of $0.25 per share, or $1.00 per share annualized, through 2018.  These forecasted amounts assume that InfraREIT maintains its REIT status throughout 2018 and that the existing lease payments are made by Sharyland as scheduled during 2018.

The Company estimates footprint capital expenditures in the following ranges over the next three years: $50 million to $80 million for 2018; $10 million to $50 million for 2019; and $10 million to $50 million for 2020.

The Company’s consolidated debt profile continues to target debt as a percentage of total capitalization at or below 60 percent and AFFO-to-debt of at least 12 percent.

The guidance provided above constitutes forward-looking statements, which are based on current economic conditions and estimates, and the Company does not include other potential impacts, such as changes in accounting or unusual items. Supplemental information relating to the Company’s financial outlook is posted in the Investor Relations section of the Company’s Web site at www.InfraREITInc.com.

Company Structure Review

InfraREIT’s Board of Directors completed its initial review of the Company’s REIT status and directed management to pursue a De-REIT alternative.  Hunt has informed the Company that it agrees with the Board’s direction.

Any De-REIT alternative could involve one or more of the following: combining Sharyland with Sharyland Distribution & Transmission Services, L.L.C. (“SDTS”), terminating the leases between SDTS and Sharyland, terminating the Company’s operating partnership, and/or other negotiations with Hunt, including terminating or renegotiating the Company’s management agreement and development agreement, and engaging in related negotiations. InfraREIT intends to explore various De-REIT options and has not yet determined to pursue a specific form of De-REIT alternative.  There is no specific timeline set for completing the evaluation of a De-REIT alternative and there can be no assurance that any De-REIT alternative will be executed.  The Company expects to continue operating as a REIT until the execution of a De-REIT alternative, if any.

Communications from Hunt Consolidated, Inc.

On January 16, 2018, InfraREIT’s shareholder, HCI, filed an amendment to its Schedule 13D with the U.S. Securities and Exchange Commission.  The Company’s Conflicts Committee intends to consider any proposal from HCI; however, at this time, no offer has been made to InfraREIT.

Dividends and Distributions

On February 27, 2018, InfraREIT’s Board of Directors declared cash distributions and dividends of $0.25 per unit and share, respectively, to unitholders and stockholders of record on March 29, 2018, which were paid on April 19, 2018.

Annual Stockholders Meeting

InfraREIT’s Annual Meeting of Stockholders will be held on Wednesday, May 16, 2018 at 11:00 a.m. U.S. Central Time, at the Fairmont Dallas Hotel, 1717 North Akard Street, Dallas, Texas 75201.  The Board of Directors established Monday, March 12, 2018, as the record date for determining stockholders entitled to vote at the Annual Meeting, in person or by proxy.

Hunt Project Quarterly Updates

InfraREIT’s quarterly “Hunt Project Updates” can be found on the Company’s Web site (www.InfraREITInc.com) under the “Hunt Transmission-Our Developer” and “Investor Relations” sections and in the “Q1 2018 Results & Supplemental Information” presentation posted on the Company’s Web site.

Conference Call and Webcast

As previously announced, management will host a teleconference call on May 3, 2018, at 10 a.m. U.S. Central Time (11 a.m. U.S. Eastern Time).  David A. Campbell, Chief Executive Officer, and Brant Meleski, Chief Financial Officer, will discuss InfraREIT’s results and financial outlook.

Investors and analysts are invited to participate in the call by phone at 1-855-560-2576, or internationally at 1-412-542-4162 (access code: 10118251) or via the Internet at www.InfraREITInc.com.  A replay of the call will be available on the Company’s Web site or by phone at 1-877-344-7529, or internationally at 1-412-317-0088 (access code: 10118251), for a seven-day period following the call.

Non-GAAP Measures

This press release contains certain financial measures that are not recognized under generally accepted principles in the United States of America (“GAAP”). In particular, InfraREIT uses Non-GAAP EPS, FFO and AFFO as important supplemental measures of the Company’s operating performance.  InfraREIT is no longer including cash available for distribution (“CAD”); earnings before interest, taxes, depreciation and amortization (“EBITDA”); and Adjusted EBITDA.  The Company presents non-GAAP performance measures because management believes they help investors understand InfraREIT’s business, performance and ability to earn and distribute cash to its stockholders by providing perspectives not immediately apparent from net income. Reporting on these measures in InfraREIT’s public disclosures also ensures that this information is available to all of InfraREIT’s investors.  The non-GAAP measures presented in this press release are not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

InfraREIT offers these measurers to assist users in assessing the Company’s operating performance under GAAP, but these measures are non-GAAP measures and should not be considered measures of liquidity, alternatives to net income or indicators of any other performance measures determined in accordance with GAAP, nor are they indicative of funds available to fund the Company’s cash needs, including capital expenditures, make payments on the Company’s indebtedness or make distributions.  In addition, InfraREIT’s method of calculating these measures may be different from methods used by other companies and, accordingly, may not be comparable to similar measures as calculated by other companies.  Investors should not rely on these measures as a substitute for any GAAP measure, including net income, cash flows from operating activities or revenues.  Reconciliations of these measures to their most directly comparable GAAP measures are included in the Schedules to this press release.

About InfraREIT, Inc.

InfraREIT is a real estate investment trust that is engaged in owning and leasing rate-regulated electric transmission assets in the state of Texas. The Company is externally managed by Hunt Utility Services, LLC, an affiliate of Hunt Consolidated, Inc. (a diversified holding company based in Dallas, Texas, and managed by the Ray L. Hunt family). The Company’s shares are traded on the New York Stock Exchange under the symbol “HIFR.” Additional information on InfraREIT is available at www.InfraREITInc.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. These statements give InfraREIT management’s current expectations and include projections of results of operations or financial condition or forecasts of future events. Words such as “could,” “will,” “may,” “assume,” “forecast,” “strategy,” “guidance,” “outlook,” “target,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe” or “project” and similar expressions are used to identify forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release include InfraREIT’s expectations regarding anticipated financial and operational performance, including projected or forecasted financial results, distributions to stockholders, capital expenditures, AFFO-to-debt ratios, capitalization matters and other forecasted metrics and statements regarding a potential De-REIT alternative. The assumptions and estimates underlying the forward-looking statements included in this press release are inherently uncertain and, though considered reasonable by InfraREIT’s management team as of the date of its preparation, are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in this press release. Risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements include, among others, the following: (a) decisions by regulators or changes in governmental policies or regulations with respect to the Company’s organizational structure, lease arrangements, capitalization, acquisitions and dispositions of assets, recovery of investments, the Company’s authorized rate of return and other regulatory parameters; (b) the impact of any De-REIT alternative; (c) the implications of the Company’s relationships with HCI and its affiliates on any transaction or arrangement that may be proposed with respect to InfraREIT’s business or structure; (d) the Company’s current reliance on its tenant for all of its revenues and, as a result, its dependency on the tenant’s solvency and financial and operating performance; (e) the amount of available investment to grow the Company’s rate base; (f) the Company’s ability to negotiate future rent payments or to renew leases with its tenant; (g) insufficient cash available to meet distribution requirements; and (h) the effects of existing and future tax and other laws and governmental regulations.  These and other applicable uncertainties, factors and risks are described more fully in the Company’s filings with the U. S. Securities and Exchange Commission. For the above reasons, there can be no assurance that any forward-looking statements included herein will prove to be indicative of the Company’s future performance or that actual results will not differ materially from those presented. In no event should the inclusion of forecasted financial information in this press release be regarded as a representation by any person that the results contained in the forecasted financial information will be achieved.

Any forward-looking statement made by the Company in this press release is based only on information currently available to InfraREIT and speaks only as of the date on which it is made. InfraREIT undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, other than as required by applicable law.

InfraREIT, Inc.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2018	2017
Revenue
Base rent	$45,656	$39,624
Percentage rent	—	—
Total lease revenue	45,656	39,624
Operating costs and expenses
General and administrative expense	6,088	5,981
Depreciation	11,577	12,687
Total operating costs and expenses	17,665	18,668
Income from operations	27,991	20,956
Other (expense) income
Interest expense, net	(10,674)	(9,698)
Other income, net	733	3
Total other expense	(9,941)	(9,695)
Income before income taxes	18,050	11,261
Income tax expense	286	244
Net income	17,764	11,017
Less: Net income attributable to noncontrolling interest	4,900	3,068
Net income attributable to InfraREIT, Inc.	$12,864	$7,949
Net income attributable to InfraREIT, Inc. common stockholders per share:
Basic	$0.29	$0.18
Diluted	$0.29	$0.18
Cash dividends declared per common share	$0.25	$0.25
Weighted average common shares outstanding (basic shares)	43,832	43,775
Redemption of operating partnership units	—	—
Weighted average dilutive shares outstanding (diluted shares)	43,832	43,775
Due to the anti-dilutive effect, the computation of diluted earnings per share does not reflect the following adjustments:
Net income attributable to noncontrolling interest	$4,900	$3,068
Redemption of operating partnership units	16,872	16,900

InfraREIT, Inc.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

	March 31, 2018	December 31, 2017
	(Unaudited)
Assets
Current Assets
Cash and cash equivalents	$1,624	$2,867
Restricted cash	1,683	1,683
Due from affiliates	32,605	35,172
Inventory	6,891	6,759
Prepaids and other current assets	1,401	2,460
Total current assets	44,204	48,941
Electric Plant, net	1,782,965	1,772,229
Goodwill	138,384	138,384
Other Assets	33,251	34,314
Total Assets	$1,998,804	$1,993,868
Liabilities and Equity
Current Liabilities
Accounts payable and accrued liabilities	$26,947	$21,230
Short-term borrowings	35,500	41,000
Current portion of long-term debt	67,847	68,305
Dividends and distributions payable	15,176	15,169
Accrued taxes	5,919	5,633
Total current liabilities	151,389	151,337
Long-Term Debt, Less Deferred Financing Costs	839,649	841,215
Regulatory Liabilities	104,180	100,458
Total liabilities	1,095,218	1,093,010
Commitments and Contingencies
Equity
Common stock, $0.01 par value; 450,000,000 shares authorized; 43,960,884 and 43,796,915 issued and outstanding as of March 31, 2018 and December 31, 2017, respectively	440	438
Additional paid-in capital	709,461	706,357
Accumulated deficit	(47,854)	(49,728)
Total InfraREIT, Inc. equity	662,047	657,067
Noncontrolling interest	241,539	243,791
Total equity	903,586	900,858
Total Liabilities and Equity	$1,998,804	$1,993,868

InfraREIT, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2018	2017
Cash flows from operating activities
Net income	$17,764	$11,017
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	11,577	12,687
Amortization of deferred financing costs	1,071	1,004
Allowance for funds used during construction - other funds	(730)	—
Equity based compensation	140	140
Changes in assets and liabilities:
Due from affiliates	2,567	5,496
Inventory	(132)	47
Prepaids and other current assets	(573)	(721)
Accounts payable and accrued liabilities	3,153	140
Net cash provided by operating activities	34,837	29,810
Cash flows from investing activities
Additions to electric plant	(15,011)	(52,223)
Proceeds from asset exchange transaction	1,632	—
Net cash used in investing activities	(13,379)	(52,223)
Cash flows from financing activities
Proceeds from short-term borrowings	12,000	34,000
Repayments of short-term borrowings	(17,500)	(9,500)
Repayments of long-term debt	(2,032)	(1,921)
Dividends and distributions paid	(15,169)	(15,161)
Net cash (used in) provided by financing activities	(22,701)	7,418
Net decrease in cash, cash equivalents and restricted cash	(1,243)	(14,995)
Cash, cash equivalents and restricted cash at beginning of period	4,550	19,294
Cash, cash equivalents and restricted cash at end of period	$3,307	$4,299

Schedule 1

InfraREIT, Inc.

Explanation and Reconciliation of Non-GAAP EPS

Non-GAAP EPS

InfraREIT defines non-GAAP net income as net income (loss) adjusted in a manner the Company believes is appropriate to show its core operational performance, which includes (a) an adjustment for the difference between the amount of base rent payments that the Company receives with respect to the applicable period and the amount of straight-line base rent recognized under GAAP and (b) adding back the transaction costs related to the Asset Exchange Transaction.  The Company defines Non-GAAP EPS as non-GAAP net income (loss) divided by the weighted average shares outstanding calculated in the manner described in the footnotes below.

The following tables set forth a reconciliation of net income attributable to InfraREIT, Inc. per diluted share to Non-GAAP EPS:

	Three Months Ended March 31, 2018		Three Months Ended March 31, 2017
(In thousands, except per share amounts, unaudited)	Amount	Per Share (3)	Amount	Per Share (3)
Net income attributable to InfraREIT, Inc.	$12,864	$0.29	$7,949	$0.18
Net income attributable to noncontrolling interest	4,900	0.29	3,068	0.18
Net income	17,764	0.29	11,017	0.18
Base rent adjustment (1)	(120)	—	957	0.02
Transaction costs (2)	151	—	—	—
Non-GAAP net income	$17,795	$0.29	$11,974	$0.20

(1)

This adjustment relates to the difference between the timing of cash base rent payments made under the Company’s leases and when the Company recognizes base rent revenue under GAAP.  The Company recognizes base rent on a straight-line basis over the applicable term of the lease commencing when the related assets are placed in service, which is frequently different than the period in which the cash base rent becomes due.

(2)

This adjustment reflects the transaction costs related to the Asset Exchange Transaction. These costs are exclusive of the Company’s routine business operations or typical rate case costs and have been excluded to present additional insights on InfraREIT’s core operations.

(3)

The weighted average common shares outstanding of 43.8 million was used to calculate net income attributable to InfraREIT, Inc. per diluted share.  The weighted average redeemable partnership units outstanding of 16.9 million was used to calculate net income attributable to noncontrolling interest per share.  The combination of the weighted average common shares and redeemable partnership units outstanding of 60.7 million was used for the remainder of the per share calculations.

Schedule 2

InfraREIT, Inc.

Explanation and Reconciliation of FFO and AFFO

FFO and AFFO

The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as net income (computed in accordance with GAAP), excluding gains and losses from sales of property (net) and impairments of depreciated real estate, plus real estate depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. Applying the NAREIT definition to the Company’s consolidated financial statements, which is the basis for the FFO presented in this press release and the reconciliations below, results in FFO representing net income (loss) before depreciation, impairment of assets and gain (loss) on sale of assets. FFO does not represent cash generated from operations as defined by GAAP and it is not indicative of cash available to fund all cash needs, including distributions.

AFFO is defined as FFO adjusted in a manner the Company believes is appropriate to show its core operational performance, including: (a) an adjustment for the difference between the amount of base rent payments that the Company receives with respect to the applicable period and the amount of straight-line base rent recognized under GAAP; (b) adding back the transaction costs related to the Asset Exchange Transaction; and (c) adjusting for other income (expense), net.

The following table sets forth a reconciliation of net income to FFO and AFFO:

	Three Months Ended March 31,
(In thousands, unaudited)	2018	2017
Net income	$17,764	$11,017
Depreciation	11,577	12,687
FFO	29,341	23,704
Base rent adjustment (1)	(120)	957
Other income, net (2)	(733)	(3)
Transaction costs (3)	151	—
AFFO	$28,639	$24,658

(1)	See footnote (1) on Schedule 1 on Explanation and Reconciliation of Non-GAAP EPS
(2)

Includes allowance for funds used during construction (“AFUDC”) on other funds of $0.7 million for the three months ended March 31, 2018.  There was no AFUDC on other funds recorded during the three months ended March 31, 2017.

(3)	See footnote (2) on Schedule 1 on Explanation and Reconciliation of Non-GAAP EPS

Schedule 3

InfraREIT, Inc.

Explanation and Reconciliation of Forecasted Guidance for 2018

Forecasted GAAP Net Income Attributable to InfraREIT, Inc. Per Share to Non-GAAP EPS

The Company provides yearly guidance for Non-GAAP EPS, which is one of the supplemental financial measures it uses in evaluating the Company’s operating performance.  The Company believes that Non-GAAP EPS helps the Company and investors better understand the Company’s business and performance by providing perspectives not immediately apparent from net income.

The following table sets forth a reconciliation of the forecasted GAAP net income attributable to InfraREIT, Inc. per share to Non-GAAP EPS for the year ending December 31, 2018:

	Full Year 2018
(Per share amounts, unaudited)	Low	High
Net income attributable to InfraREIT, Inc.	$1.29	$1.39
Net income attributable to noncontrolling interest	1.29	1.39
Net income	1.29	1.39
Base rent adjustment	(0.08)	(0.08)
Transaction costs	0.01	0.01
Non-GAAP EPS	$1.22	$1.32

For additional information, contact:

For Investors:	Brook Wootton
Vice President, Investor Relations
InfraREIT, Inc.
214-855-6748
For Media:	Jeanne Phillips
Senior Vice President, Corporate Affairs & International Relations
Hunt Consolidated, Inc.
214-978-8534

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